UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 15, 2008
Date of Report (Date of earliest event reported)
Syntax-Brillian Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50289	05-0567906

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1600 N. Desert Drive
Tempe, Arizona 85281
(Address of Principal Executive Offices) (Zip Code)
(602) 389-8888
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On May 15, 2008, we received a Nasdaq Staff Determination Letter stating that we are not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because we did not timely file our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.
     As previously disclosed in our Notification of Late Filing on Form 12b-25 filed on February 12, 2008, we failed to timely file our Quarterly Report on Form 10-Q for the quarter ended December 31, 2007 in order to, among other things, evaluate our accounting treatment related to our tooling deposits and to evaluate the repurchase of a large number of our LCD TVs already sold through our distributors in China. Our ongoing evaluation of these transactions is the primary reason for our failure to timely file our March Form 10-Q, and we are unable to estimate the amounts at issue.
     On May 6, 2008, the Nasdaq Listing Qualifications Panel granted our request for continued listing on The Nasdaq Stock Market, notwithstanding the delay in the filing of our December Form 10-Q.   In accordance with the Panel’s decision, among other things, we are required to file the December Form 10-Q by July 31, 2008 and during this period, our securities will remain listed on The Nasdaq Global Market.
     The Nasdaq letter invited us to present additional information to the Nasdaq Listing Qualifications Panel regarding the March Form 10-Q filing delay no later than May 22, 2008. We are preparing additional information pursuant to this request and expect that our shares will continue to be listed on The Nasdaq Global Market during this process.  However, there can be no assurance that the Listing Qualifications Panel will grant our request for continued listing.
     A copy of the press release disclosing our receipt of the Nasdaq Staff Determination Letter is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit
Number

99.1	Press release from Syntax-Brillian Corporation, dated May 19, 2008, entitled “Syntax-Brillian Corporation Receives NASDAQ Notice”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTAX-BRILLIAN CORPORATION
Date: May 21, 2008	By:	/s/ James Li
James Li
President and Chief Executive Officer

EXHIBIT INDEX

99.1	Press release from Syntax-Brillian Corporation, dated May 19, 2008, entitled “Syntax-Brillian Corporation Receives NASDAQ Notice”